UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026 (February 2, 2026)

CHARLTON ARIA ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42386	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

221 W 9th St #848

Wilmington, DE 19801

(Address of principal executive offices)

909-214-2482

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A ordinary share, $0.0001 par value, and one Right to acquire one-eighth of one Class A ordinary share	CHARU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CHAR	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-eighth of one Class A ordinary share	CHARR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On February 2, 2026, Mr. Robert W. Garner, then Chairman, CEO and director of Charlton Aria Acquisition Corporation (“CHAR” or the “Company”) notified the board of directors (the “Board”) of the Company, that he has decided to resign all the positions he held at the Company, effective immediately.

Thereafter, on February 4, 2026, Mr. Mark Chaney, a member of the Board, notified the Board, that he has decided to resign as a member of the Board, effective immediately.

Neither Mr. Garner or Mr. Chaney had no known disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As of the date hereof, Ms. Yuanmei Ma, Mr. Umesh Patel and Mr. Stephen Markscheid remain members of the Board, and Ms. Ma remains as the CFO of the Company. The Board is committed to conducting a wide search to fill the positions vacated by Mr. Garner and Mr. Chaney.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charlton Aria Acquisition Corporation

/s/ Yuanmei Ma
	Name:	Yuanmei Ma
	Title:	Chief Financial Officer

Date: February 5, 2026

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